EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Oyocar Group, Inc

We consent to the inclusion in the Form S-1/A Registration Statements under the Securities Act of 1933 of our report dated May 27th, 2024, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the period July 10, 2023, to August 31, 2023.

/S/ Boladale Lawal & Co

BOLADALE LAWAL & CO

Chartered Accountant

PCAOB No:6993

Lagos, Nigeria

May 27, 2024